Exhibit 4.3

OPEN SOLUTIONS INC.
Senior Subordinated Convertible Notes due 2035

No. A1	CUSIP: 68371PAA0

Issue Date: February 2, 2005

Issue Price: $533.56	Original Issue Discount: $466.44
(for each $1,000 Principal Amount	(for each $1,000 Principal Amount
at Maturity)	at Maturity)

     Open Solutions Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the Principal Amount at Maturity of Two Hundred Seventy Million Dollars ($270,000,000.00) on February 2, 2035.

     This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated: February 2, 2005

SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OPEN SOLUTIONS INC.

By:	/s/ Carl D. Blandino

Name:	Carl D. Blandino
Title:	Vice President, Chief Financial
Officer and Treasurer

Dated:
Trustee’s Certificate of Authentication: This is one of the
     Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
   as Trustee

By:	/s/ E. C. Hamma

Authorized Signatory

[FACE OF SECURITY]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH OPEN SOLUTIONS INC. OR ANY AFFILIATE OF OPEN SOLUTIONS INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO OPEN SOLUTIONS INC. OR ANY PARENT OR SUBSIDIARY THEREOF,

(B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH OFFER, TRANSFER OR SALE, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO OPEN SOLUTIONS INC.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[REVERSE SIDE OF SECURITY]

OPEN SOLUTIONS INC.
SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2035

1. INTEREST

     Open Solutions Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay cash interest on the Principal Amount at Maturity of this Security at the rate of 1.4673% per annum. The Company shall pay cash interest semiannually on February 2 and August 2 of each year (each an “Interest Payment Date”), commencing August 2, 2005 until February 2, 2012. Each payment of cash interest will include cash interest accrued through the day before the relevant Interest Payment Date (or purchase or redemption date, as the case may be). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

     After February 2, 2012, this Security shall not bear cash interest. During the period from and after February 2, 2012 in which a Security remains outstanding, but in no event after February 2, 2035, Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security) shall accrue daily on the Issue Price at the rate of 2.75% per annum, with the accrual to be calculated on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months.

     No sinking fund is provided for the Securities.

2. METHOD OF PAYMENT

     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on January 15 or July 15, as the case may be, (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate Principal Amount at Maturity in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

     Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The

Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

     This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Subordinated Convertible Notes Due 2035 (the “Securities”), issued under an Indenture dated as of February 2, 2005 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

     The Security are senior subordinated unsecured obligations of the Company limited to $270,000,000 aggregate Principal Amount at Maturity. The Indenture does not limit other debt of the Company, secured or unsecured.

5. REDEMPTION AT THE OPTION OF THE COMPANY

     Prior to February 2, 2012, the Securities shall not be redeemable. On or after February 2, 2012, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part at a Redemption Price of 100% of the Issue Price of the Securities plus accrued Original Issue Discount, in each case together with any accrued and unpaid cash interest, if any, and Liquidated Damages, if any, up to but not including the applicable Redemption Date (the “Redemption Price”); provided that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the relevant Redemption Date.

6. NOTICE OF REDEMPTION

     Notice of redemption, as set forth in Section 3.03 of the Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).

7. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the Principal Amount at Maturity of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is no more than 30 Business Days after the date that a Change of Control Company Notice is delivered, at a purchase price equal to the Issue Price thereof together with any accrued Original Issue Discount, accrued and unpaid cash interest, if any, and accrued and unpaid Liquidated Damages, if any, to, but excluding, the Change of Control Repurchase Date. The Holder shall have the right to withdraw any Change of Control Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Change of Control Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8. PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the Principal Amount at Maturity of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9. CONVERSION

     Subject to the right of the Company to pay some or all of the conversion consideration in cash, and subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any Security that is an integral multiple of $1,000 Principal Amount at Maturity may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate determined as provided in the Indenture upon the occurrence of the events specified in the Indenture.

10. DENOMINATIONS, TRANSFER, EXCHANGE

     The Securities are in registered form, without coupons, in denominations of $1,000 Principal Amount at Maturity and integral multiples of $1,000 Principal Amount at Maturity. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11. PERSONS DEEMED OWNERS

     The Holder of a Security may be treated as the owner of it for all purposes.

12. UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect. The Company may also amend the Indenture, without consent of the Holders or the Trustee, for the purpose of surrendering the Company’s right to issue shares of Common Stock upon conversion of the Securities.

14. SUBORDINATION

     The payment of principal, or premium, if any, and interest on the Securities will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents (or other payments satisfactory to the holders of Senior Indebtedness) of all Senior Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

15. SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

16. DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default shall occur if:

     (1) the Company shall fail to pay when due the Principal Amount at Maturity on any of the Securities at the Final Maturity Date, or any Redemption Price, Put Right Purchase Price, or Change of Control Repurchase Price on any Security when the same becomes due and payable, upon redemption, upon declaration, when due for purchase by the Company or otherwise, upon a redemption or repurchase pursuant to Article 3 therein, or otherwise, whether or not such payment is prohibited by the provisions in Article 11 of the Indenture; provided that in the case that any failure to make such payments is due solely to the fault of the Trustee, the Company shall have a three Business Day grace period; or

     (2) the Company shall fail to pay an installment of cash interest or Liquidated Damages, if any, on any of the Securities, which failure continues for 30 days after the date when due, whether or not such payment is prohibited by the provisions in Article 11 of the Indenture; or

     (3) the Company shall fail to deliver when due all cash and shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days; or

     (4) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

     (5) the Company or any Significant Subsidiary shall fail to make any payment at the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $10,000,000, whether such Indebtedness now exists or shall hereafter be created, or there is an acceleration of Indebtedness for borrowed money in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness, and such Indebtedness, in either case, is not discharged, or such acceleration is not cured, waived, rescinded or annulled, within a period of 25 days after receipt by the Company of a Notice of Default specifying such Default and requiring the Company to cause such Indebtedness to be discharged or cause such Default to be cured or waived or such acceleration to be rescinded or annulled; or

     (6) the Company shall fail to timely provide notice of a Change of Control when required by Section 3.08(b) of the Indenture and such failure continues for a period of five days after a Notice of Default specifying such failure is given; or

     (7) the Company pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences as a debtor a voluntary case or proceeding; or

          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding; or

          (C) consents to the appointment of a Receiver of it or for all or substantially all of its property; or

          (D) makes a general assignment for the benefit of its creditors;

          (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

          (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) grants relief against the Company as a debtor in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

          (B) appoints a Receiver of the Company for all or substantially all of the property of the Company; or

          (C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

     If an Event of Default (other than an Event of Default as a result of certain events of bankruptcy, insolvency, or reorganization of the Company) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding may, by notice to the Company and the Trustee, declare the Issue Price plus the Accrued Original Issue Discount, if any, and accrued and unpaid cash interest, if any, and accrued and unpaid Liquidated Damages, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus such Accrued Original Issue Discount, if any, and such accrued and unpaid cash interest, if any, and such accrued and unpaid Liquidated Damages, if any, shall be due and payable immediately. If an Event of Default as a result of certain events of bankruptcy, insolvency, or reorganization of the Company occurs in respect of the Company and is continuing, the Issue Price plus Accrued Original Issue Discount, if any, and accrued but unpaid cash interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

17. TRUSTEE DEALINGS WITH THE COMPANY

     U.S. Bank National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18. NO RECOURSE AGAINST OTHERS

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19. AUTHENTICATION

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20. ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21. INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Open Solutions Inc., 300 Winding Brook Drive, Glastonbury, Connecticut 06033, Attention: General Counsel, Facsimile No: (860) 815-5658.

ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the
other side of this Security)
*Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

     To convert this Security into Common Stock of the Company, check the box: ☐

     To convert only part of this Security, state the Principal Amount at Maturity to be converted (must be $1,000 or a integral multiple of $1,000): $___.

     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:

(Sign exactly as your name appears on the
other side of this Security)
*Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CHANGE OF CONTROL REPURCHASE NOTICE

To:   Open Solutions Inc.

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Open Solutions Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to purchase the entire Principal Amount at Maturity of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Repurchase Price, together with accrued and unpaid cash interest and Liquidated Damages, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal Amount at Maturity to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

OPTION TO ELECT PURCHASE ON SPECIFIED DATES

     To: Open Solutions Inc.

     The undersigned hereby requests and instructs Open Solutions Inc. to purchase the entire Principal Amount at Maturity of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on ______ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price for the next occurring Put Right Purchase Date to the registered Holder hereof.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal Amount at Maturity to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount at
Maturity of this		Amount of	Amount of
Global Note		Decrease in	Increase in
Following Such	Authorized	Principal	Principal
Decrease Date	Signatory of	Amount at	Amount at
of Exchange (or	Securities	Maturity of this	Maturity of this
Increase)	Custodian	Global Note	Global Note

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES

Re: Senior Subordinated Convertible Notes Due 2035 (the “Securities”) of Open Solutions Incorporated

          This certificate relates to $______ Principal Amount at Maturity of Securities owned in (check applicable box)

          ☐ book-entry or    ☐ definitive form by ______ (the “Transferor”).

          The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of February 2, 2005 between Open Solutions Inc. and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

     ☐ Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

     ☐ Such Security is being acquired for the Transferor’s own account, without transfer.

     ☐ Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

         ☐ Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

         ☐ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

         ☐ Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

         ☐ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:

(Insert Name of Transferor)